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                                                                 EXHIBIT 10.40


       AMENDMENT NUMBER 1 TO THE RIGHTS AGREEMENT (THE "AGREEMENT") BY AND
         BETWEEN BRIGHTPOINT, INC. (THE "COMPANY") AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS RIGHTS AGENT, DATED AS OF FEBRUARY
                                    20, 1997


         In connection with the Company's appointment of American Stock Transfer & Trust Company as the successor rights agent as of the date hereof, and pursuant to Section 27 of the Agreement, the Company hereby amends the Agreement by deleting the fifth sentence of Section 21 of the Agreement and replacing it with the following language:

         "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of any state of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10 million."

Dated as of January 4, 1999

                                BRIGHTPOINT, INC.


                                By /s/ Steven E. Fivel
                                   -------------------
                                   Title: Executive Vice President
                                          and General Counsel



                                AMERICAN STOCK TRANSFER &
                                  TRUST COMPANY, as Successor
                                  Rights Agent


                                By /s/ Herbert J. Lemmer
                                   ---------------------
                                   Title: Vice President